EXHIBIT 10.35

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW, OR AN AVAILABLE EXEMPTION FROM REGISTRATION. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE MAKER, AS TO THE AVAILABILITY OF SUCH EXEMPTION.

GBT TECHNOLOGIES INC.

CONVERTIBLE PROMISSORY NOTE

Term	Detail
Principal Amount	$1,000,000.00
Original Issue Date	November 5, 2026
Maturity Date	One (1) year after the Original Issue Date
Interest Rate	8% per annum, simple
Conversion Price	$0.10 per share, fixed, but for split adjustments
Place of Issue	Santa Monica, California

GBT Technologies Inc., a Nevada corporation (the “Maker”), for value received, promises to pay to MINDATORIUM INC., a Wyoming corporation, qualified in California to conduct intra-state business, or its registered assigns (the “Holder”), the Principal Amount, together with interest as set out below, in lawful money of the United States of America.

Purpose of this Note. This Note is issued as the purchase price, in whole or in part, for the Maker’s acquisition from the Holder of a five percent (5%) [membership / equity] interest (the “Acquired Interest”) in NO CAMERA FILMS, a Wyoming Corporation (the “Target”), under the NCF Subscription Agreement between the Maker and the Holder dated as of the Original Issue Date (the “Purchase Agreement”). This Note is a direct debt obligation of the Maker.

SECTION 1. PRINCIPAL, INTEREST AND MATURITY

1.1	Interest. Interest accrues on the unpaid Principal Amount at eight percent (8%) per annum, simple, from the Original Issue Date until the Principal Amount is paid in full or converted. Interest is calculated on a 365-day year and the actual days elapsed.

1.2	Maturity. All unpaid principal and accrued interest are due and payable on the date that is one (1) year after the Original Issue Date (the “Maturity Date”), unless converted earlier under Section 2.

1.3	Prepayment. The Maker may prepay this Note, in whole or in part, only with the Holder’s prior written consent, which shall not be unreasonably withheld, delayed, denied, or conditioned. Before any prepayment, after ten (10) business days’ written notice to the Holder, the Holder may convert all or part of the proposed prepayment amount under Section 2.

1.4	Application of Payments. Cash payments apply first to accrued and unpaid interest, then to the Principal Amount.

1.5	Usury Savings. Interest will never exceed the maximum rate permitted by applicable law. Any excess is automatically reduced to that maximum, and any excess paid is credited to principal.

1.6	Business Days. A payment or obligation due on a day that is not a business day is due on the next business day.

SECTION 2. CONVERSION

2.1	Conversion Right. At any time and from time to time, from the Original Issue Date until this Note is paid or satisfied in full, the Holder may convert all or any part of the Conversion Amount into fully paid and non-assessable shares of the Maker’s common stock, par value $0.00001 per share, or any securities into which that stock is later reclassified or changed (the “Common Stock”). The conversion right survives the Maturity Date and any Event of Default until this Note is paid, converted, or satisfied under Section 3.

2.2	Conversion Amount. “Conversion Amount” means the principal being converted plus, at the Holder’s option, accrued and unpaid interest thereon through the Conversion Date.

2.3	Conversion Price. The conversion price is $0.10 per share (the “Conversion Price”). It is fixed. It does not reset to a market price or discount, and it does not change with the trading price of the Common Stock.

2.4	Reverse Splits. The Conversion Price will not be adjusted if, while this Note is outstanding, the Maker combines its outstanding Common Stock into fewer shares, whether by reverse stock split, share combination, or any reclassification, recapitalization or Fundamental Transaction having the same effect. For clarity, after any such event the Conversion Price remains $0.10 per post-event share.

2.5	Forward Splits and Stock Dividends. If, while this Note is outstanding, the Maker subdivides its Common Stock by forward split, or pays a dividend in Common Stock, the Conversion Price will be reduced proportionately, so the Holder receives the same proportion of the Maker’s equity it would have received before the event.

2.6	Number of Shares of Conversion Stock. The number of shares (the “Conversion Stock”) issuable on a conversion equals the Conversion Amount divided by the Conversion Price. Fractional shares are rounded up to the next whole share.

2.7	Notice and Conversion Date. The Holder converts by delivering a Notice of Conversion in the form of Exhibit A by e-mail or other written means. The “Conversion Date” is the date the notice is delivered, if delivered before 6:00 p.m. New York time on a business day; otherwise, it is the next business day.

2.8	Delivery of Shares. Within five (5) business days after the Conversion Date (the “Share Delivery Date”), the Maker instruct its transfer agent to deliver the shares of Conversion Stock to the prime broker specified by the Holder, electronically through DTC’s DWAC system if the shares are DWAC eligible, or otherwise in restricted book-entry form in the Holder’s name with the transfer agent. The Maker pays all transfer agent fees for same-day processing. If the Maker fails to instruct its transfer agent in accordance with the schedule required by Section 2.8, pursuant to a Notice of Conversion, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Conversion Stock that the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Maker shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the number of shares of Conversion Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Note and equivalent number of shares of Conversion Stock for which such conversion was not timely honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Conversion Stock that would have been issued had the Maker timely complied with its conversion obligations hereunder. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Maker, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver Conversion Stock upon conversion of this Note as required pursuant to the terms hereof.

2.9	Restrictive Legend; Rule 144. Shares issued before they are eligible for resale under Rule 144 will bear a customary Securities Act restrictive legend. Once the shares are eligible for sale under Rule 144, the Maker will, at its expense and on the Holder’s request, obtain the legal opinion needed to remove the legend.

2.10	Transfer Taxes. The Maker pays any documentary stamp or similar taxes on issuance of the shares, except taxes arising from issuance in a name other than the Holder’s.

2.11	Share Reservation. The Maker will at all times reserve enough authorized and unissued shares of Common Stock to permit full conversion of this Note at the Conversion Price, including after any reverse split.

2.12	Dilution Acknowledged. The Maker’s obligation to issue shares on conversion is binding, regardless of the dilution to other shareholders.

2.13	Beneficial Ownership Limit. The Holder may not convert to the extent that, after conversion, the Holder and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock, determined under Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G, which limitation may be increased on 61 days’ written notice from the Holder up to a maximum of 9.99% of the outstanding Common Stock.

2.14	Fundamental Transactions. If the Maker merges or consolidates with another Person, sells all or substantially all of its assets, completes a tender or exchange offer accepted by holders of more than 50% of the Common Stock, reclassifies or exchanges the Common Stock for other securities, cash or property, or enters a business combination in which another Person acquires more than 50% of its capital stock (each, a “Fundamental Transaction”), the Holder may, on conversion, receive the securities, cash and property it would have received had it converted immediately before (or after, whichever is greater) the Fundamental Transaction (the “Alternate Consideration”). Any successor entity must assume this Note in writing. Section 2.4 applies to any Fundamental Transaction that has the effect of a share combination.

SECTION 3. EVENTS OF DEFAULT AND HOLDER REMEDIES

3.1	Events of Default. Each of the following is an “Event of Default”:

(a)	The Maker fails to pay principal or interest when due, whether at maturity or otherwise, and the failure continues for ten (10) business days after written notice from the Holder.

(b)	The Maker fails to deliver Conversion Stock by the Share Delivery Date, and the failure continues for five (5) business days after written notice from the Holder.

(c)	The Maker breaches any covenant in this Note or the Purchase Agreement, and the breach is not cured within thirty (30) days after written notice from the Holder.

(d)	The Maker breaches the covenants in Section 3.4 hereof, which breach shall not have any cure period.

(e)	The Maker applies for, or consents to, the appointment of a receiver, trustee or liquidator for itself or its property, which breach shall not have any cure period.

(f)	The Maker admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors, which breach shall not have any cure period.

(g)	The Maker files a voluntary bankruptcy petition, or a petition or answer seeking reorganization or an arrangement with creditors, which breach shall not have any cure period.

(h)	A court enters an order approving a bankruptcy petition filed against the Maker, and the order is not vacated, set aside or terminated within sixty (60) days.

(i)	Any representation in this Note or in the Purchase Agreement proves materially false when made.

(j)	The Maker completes a Fundamental Transaction and the successor entity does not assume this Note in writing at the closing thereof.

(k)	The Maker fails to keep enough shares of Common Stock reserved under Section 2.11, above.

(l)	The Common Stock is delisted from the market on which it is listed or trading as of the Original Issue Date.

(m)	The Common Stock is no longer DWAC eligible.

3.2	Holder’s Election. After an Event of Default, and for so long as it continues, the Holder may, at its sole option, deliver a written notice in the form of Exhibit B (a “Default Election Notice”) choosing either remedy below. Until the Holder delivers a Default Election Notice, this Note stays outstanding under Remedy B.

(a)	Remedy A — Claw Back the Acquired Interest. The Maker will, within ten (10) business days after the Holder delivers a Default Election Notice choosing this Remedy A, transfer to the Holder the Clawback Interest, free and clear of all liens, claims and encumbrances, and deliver a signed assignment in the form of Exhibit C and any other documents the Target or the Holder reasonably requires. The “Clawback Interest” is the Acquired Interest multiplied by a fraction, the numerator of which is the “Credited Amount”[1] and the denominator of which is the original Principal Amount. In connection with this Remedy A and the reconveyance of the Clawback Interest, this Note shall be cancelled and deemed satisfied in full, including all accrued and unpaid interest and the Holder shall keep all interest previously paid and all shares of Conversion Stock previously issued, without the same being subject to any lien or other encumbrance.[2] The Holder need not refund any principal previously paid in cash.

(b)	Remedy B — Continue to Hold the Note. The Holder may keep this Note outstanding on its existing terms. Interest continues to accrue at 8% per annum, the conversion right under Section 2 continues at the $0.10 Conversion Price, and the Holder keeps its right to demand payment of all amounts then due. Choosing Remedy B does not waive the Event of Default. The Holder may later elect Remedy A by a new Default Election Notice, as long as an Event of Default is still continuing.

3.3	No Penalty. No default interest, late charge, premium, increased rate, liquidated damages or other penalty applies to the Maker because of an Event of Default. The Holder’s remedies are those in Section 3.2, together with its right to collect amounts due and its reasonable costs of collection and enforcement. Further, any payment made pursuant to Section 2.8 is compensation for an actual loss by the Holder and not a penalty.

3.4	Protection of the Acquired Interest. While any amount under this Note is outstanding, the Maker will not sell, transfer, pledge, encumber or grant any lien or option on the Acquired Interest, and will not vote it or take any action to dilute, redeem or materially impair it, without the Holder’s prior written consent. On the Original Issue Date, the Maker will deliver to an escrow agent an undated assignment of the Acquired Interest in the form of Exhibit C, signed in blank, to be released to the Holder only on exercise of Remedy A.

3.5	Remedies Cumulative. The Holder’s rights under this Note, the Purchase Agreement and applicable law are cumulative and may be exercised alternatively, successively or concurrently, except that the Holder may not both complete Remedy A and recover the cancelled amounts under this Note.

[1] The “Credited Amount” is the total, as of the date of the Default Election Notice, of (i) all principal the Maker has paid in cash, (ii) all interest the Maker has paid in cash, and (iii) the Conversion Amount of every conversion the Holder has completed (the principal and interest converted, counted at the Conversion Price).

[2] By way of example:, if the Credited Amount is $500,000, the Clawback Interest is 2.5% of the Target. If the Credited Amount is zero, the Clawback Interest is the full 5%.

SECTION 4. REPRESENTATIONS OF THE MAKER

The Maker represents to the Holder that: (a) it is duly organized and in good standing under Nevada law; (b) it has authorized the issuance of this Note and the shares of Conversion Stock by all necessary corporate action; (c) this Note is its valid and binding obligation, enforceable under its terms; and (d) the shares of Conversion Stock, when issued under this Note, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 5. MISCELLANEOUS

5.1	Transfers and Note Register. This Note may be transferred only in compliance with federal and state securities laws. The Maker may treat the person registered as the Holder on its note register as the owner for all purposes.

5.2	Notices. Notices must be in writing and delivered personally, by e-mail, or by nationally recognized overnight courier. Notices to the Maker go to GBT Technologies Inc., 21900 21900 Burbank Blvd, Attn: Chief Executive Officer, Minh@gbttechinc.com. Notices to the Holder go to MINDATORIUM INC., 9454 Wilshire Blvd, PH 37 Beverly Hills, CA 90212, Attn: Chief Executive Officer, ceo@mindatorium.com. A notice is effective on the earliest of: e-mail transmission before 5:00 p.m. recipient’s time on a business day (otherwise the next business day); the second business day after deposit with an overnight courier; or actual receipt.

5.3	Waivers by the Maker. The Maker waives demand, presentment, protest and notice of any kind, and consents to extensions of time for payment and other indulgences, all without notice.

5.4	Amendments. This Note may be amended, waived or terminated only by a written agreement signed by the Maker and the Holder.

5.5	Lost or Mutilated Note. If this Note is lost, stolen, destroyed or mutilated, the Maker will issue a replacement Note on receipt of reasonably satisfactory evidence of the loss and of ownership.

5.6	Governing Law and Venue. This Note is governed by the internal laws of the State of California, without regard to conflict-of-laws principles. The parties submit to the exclusive jurisdiction of the state and federal courts in Los Angeles County, California, and waive any objection to venue there.

5.7	Attorneys’ Fees. In any action to enforce this Note, the prevailing party recovers its reasonable attorneys’ fees and costs.

5.8	Severability. If any provision is held invalid, illegal or unenforceable, the remaining provisions stay in full effect.

5.9	Successors and Assigns. This Note binds the Maker and its successors and benefits the Holder and its successors, endorsees and assigns.

5.10	Headings. Headings are for convenience only and do not affect interpretation.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the Original Issue Date.

MAKER: GBT TECHNOLOGIES INC.

By:
Name: Minh Collins
Title: Chief Executive Officer
Date:

ACKNOWLEDGED AND AGREED
HOLDER: MINDATORIUM INC.

By:
Name: Henning Morales
Title: Chief Executive Officer
Date:

EXHIBIT A

NOTICE OF CONVERSION

The undersigned Holder elects to convert the amount below of the Convertible Promissory Note of GBT Technologies Inc. dated October [__], 2026 (the “Note”) into shares of Common Stock at the fixed Conversion Price of $0.10 per share, on the terms of the Note.

Item	Amount
Conversion Date
Principal converted	$
Accrued interest converted	$
Total Conversion Amount	$
Conversion Price	$0.10
Shares to be issued (Total ÷ $0.10)
Principal remaining after conversion	$

Delivery instructions (DWAC / broker / book entry): ______________________________

HOLDER: MINDATORIUM INC.

By:
Name:
Title:
Date:

EXHIBIT B

DEFAULT ELECTION NOTICE

To: GBT Technologies Inc.

Re: Convertible Promissory Note dated October [__], 2026 (the “Note”)

The Holder gives notice that an Event of Default under Section 3.1(__) of the Note has occurred and is continuing, and elects (check one):

☐ Remedy A — Claw Back. As set forth in Section 3.2(a), within ten (10) business days after the Holder delivers a Default Election Notice choosing Remedy A, the Maker shall reconvey the Clawback Interest to the Holder, free and clear of all liens, claims and encumbrances, and deliver a signed assignment in the form of Exhibit C and any other documents the Target or the Holder reasonably requires. As defined in Sectin 3.2(a), the “Clawback Interest” is the Acquired Interest multiplied by a fraction, the numerator of which is the “Credited Amount”[3] and the denominator of which is the original Principal Amount. In connection with this Remedy A and the reconveyance of the Clawback Interest, the Note shall be cancelled and deemed satisfied in full, including all accrued and unpaid interest and the Holder shall keep all interest previously paid and all shares of Conversion Stock previously issued, without the same being subject to any lien or other encumbrance.[4]

Clawback Interest: [*]% of the Target

☐ Remedy B — Continue to Hold. The Note remains outstanding on its terms, with interest at 8% and conversion at $0.10, but for split adjustments, without waiver of the Event of Default.

HOLDER: MINDATORIUM INC.

By:
Name:
Title:
Date:

[3] The “Credited Amount” is the total, as of the date of the Default Election Notice, of (i) all principal the Maker has paid in cash, (ii) all interest the Maker has paid in cash, and (iii) the Conversion Amount of every conversion the Holder has completed (the principal and interest converted, counted at the Conversion Price).

[4] By way of example:, if the Credited Amount is $500,000, the Clawback Interest is 2.5% of the Target. If the Credited Amount is zero, the Clawback Interest is the full 5%.

EXHIBIT C

ASSIGNMENT OF ACQUIRED INTEREST

For value received, GBT Technologies Inc. (“Assignor”) assigns and transfers to MINDATORIUM INC. (“Assignee”) a Wyoming Corporation, [____]% [membership / equity] interest (as that term is defined in Section 3.2(a) of that certain Convertible Promissory Note of the Assignor in favor of the Assignee, dated October 26, 2026 (the “Note”) in NO CAMERA FILMS, together with all of Assignor’s rights in it, under Section 3.2 (Remedy A) of the Note. Assignor represents that the assigned interest is free and clear of all liens, claims and encumbrances.

ASSIGNOR: GBT TECHNOLOGIES INC.

By:
Name: Minh Collins
Title: Chief Executive Officer

Date: